[LETTERHEAD OF DEWEY BALLANTINE LLP]

                                December 6, 2001



American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, California  90501

                  Re:      American Honda Receivables Corp.
                           Honda Auto Receivables Trusts
                           Registration Statement on Form S-3
                           Registration No. 333-71022

Ladies and Gentlemen:

          We have acted as special counsel to American Honda Receivables Corp. ("AHRC"), a California corporation and a wholly owned limited purpose subsidiary of American Honda Finance Corporation, a California corporation and certain trusts, all of the beneficial ownership of which will initially be owned by AHRC (together with AHRC, each an "Issuer"), in connection with the proposed issuance of $10,000,000,000 aggregate principal amount of asset-backed notes (the "Notes") and/or asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (such registration statement as amended, the "Registration Statement") relating to the Notes and Certificates. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes will be issued under and pursuant to an indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The indenture in the form filed with the Securities and Exchange Commission on June 27, 2000 as an exhibit to the registration statement No. 333-92827 (the "Previous Registration Statement"), incorporated by reference into the Registration Statement, and is herein referred to as the "Indenture". The Certificates will be issued under and pursuant to a pooling and servicing agreement for each series, each between the applicable Issuer, the administrator (as defined therein, the "Administrator") and the trustee (as defined therein, the "Trustee"). The pooling and servicing agreement in the form filed with the Securities and Exchange Commission on June 27, 2000 as an exhibit to the Previous Registration Statement, incorporated by reference into the Registration Statement, and is herein referred to as the "Pooling and Servicing Agreement".

          We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of the Issuers, the form of Indenture included as an exhibit to the Registration Statement, the form of Notes and Certificates included in the Registration Statement, and such other records, documents and certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered by the parities thereto; that the Notes or Certificates, as applicable, as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture or the Pooling and Servicing Agreement, as applicable; and the Notes and Certificates for each series will be sold as described in the Registration Statement.

          Based upon the foregoing, we are of the opinion that:

          The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture, as applicable by the applicable Issuer and the Indenture Trustee, and the due authorization of the Notes for each series by all necessary action on the part of the applicable Issuer, when the Notes for each series have been validly executed, authenticated and issued in accordance with the applicable Indenture and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          The Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement, as applicable by the applicable Issuer and the Trustee, and the due authorization of the Certificates for each series by all necessary action on the part of the applicable Issuer, when the Certificates for each series have been validly executed, authenticated and issued in accordance with the applicable Pooling and Servicing Agreement and delivered against payment therefor, the Certificates for each series will represent beneficial interests in the related trust estate.

          The opinions expressed above are limited to the federal laws of the United States of America and the laws of the state of California (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulation or requirements of any county, municipality, subdivisions or local authority of any jurisdiction.

          We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Respectfully submitted,

                                       /s/ Dewey Ballantine LLP